Exhibit 4.1

INDENTURE

3.625% Senior Notes Due 2028

among

BLACK KNIGHT INFOSERV, LLC,

as the Issuer,

THE GUARANTORS PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

Dated August 26, 2020

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-ii-

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EXHIBITS

EXHIBIT A Form of Note
EXHIBIT B Form of Certificate of Transfer
EXHIBIT C Form of Certificate of Exchange
EXHIBIT D Form of Supplemental Indenture to be Delivered by Subsequent Guarantors

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INDENTURE, dated as of August 26, 2020, among Black Knight InfoServ, LLC, a Delaware limited liability company (the “Issuer”), the Guarantors (as defined herein) and Wells Fargo Bank, National Association, as Trustee (as defined herein).

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the creation of an issue of $1,000,000,000 aggregate principal amount of 3.625% Senior Notes due 2028 (the “Initial Notes” and, together with any Additional Notes (as defined herein), the “Notes”); and

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Notes.

Article I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01         Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Issuer and the Restricted Subsidiaries therein were to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

“Acquired Entity or Business” has the meaning provided in the definition of the term “EBITDA”.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Amended and Restated Credit Facilities” means the Amended and Restated Credit and Guaranty Agreement, dated as of April 30, 2018, and as amended on August 7, 2020, among the Issuer, the other borrowers named therein, the other guarantors named therein, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)           1.0% of the principal amount of such Note on such Redemption Date; and

(2)           the excess, if any, of (a)(i) the sum of the present value at such Redemption Date of (A) the redemption price of such Note at September 1, 2023 (such redemption price being set forth in the table appearing in Section 3.07(b)) plus (B) all required interest payments due on such Note through, September 1, 2023, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate as of such Redemption Date plus 50 basis points; minus (ii) accrued but unpaid interest to, but excluding, the Redemption Date, over (b) the principal amount of such Note.

The Issuer or such Person as designated by the Issuer shall determine the Applicable Premium.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such payment, tender, redemption, transfer or exchange.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law or applicable foreign law for the relief of debtors.

“BKFS Holdings” means Black Knight Financial Services, LLC.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means a lease obligation that has been or should be (i) prior to January 1, 2019, recorded as a capitalized lease on a balance sheet of the lessee in accordance with GAAP or (ii) on or after January 1, 2019, recorded as a financing lease on a balance sheet of the lessee in accordance with GAAP; provided that, with respect to this clause (ii), such financing lease shall only be a “Capitalized Lease Obligation” to the extent such financing lease would have been recorded prior to January 1, 2019 as a capitalized lease on a balance sheet of the lessee in accordance with GAAP as in effect on December 31, 2015. Notwithstanding the foregoing, all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP immediately prior to December 31, 2019 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Indenture, regardless of any change in GAAP following the date that would otherwise require such obligations to be recharacterized as Capitalized Lease Obligations.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by BKFS Holdings, the Issuer and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of BKFS Holdings, the Issuer and the Restricted Subsidiaries.

“Cash Equivalents” means:

(1)           United States dollars, pounds sterling, Canadian dollars, euros, yen, swiss francs or any national currency of any Participating Member State in the European Union, or local currencies held from time to time in the ordinary course of business;

(2)           securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3)           deposits, money market deposits, certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(4)           repurchase obligations and reserve purchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and, in each case, maturing within 24 months after the date of creation thereof;

(6)           marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and, in each case, maturing within 24 months after the date of creation thereof;

(7)           investment funds investing 90% of their assets in securities of the types described in clauses (1) through (6) above and (8) through (12) below;

(8)           readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9)           Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(10)         Indebtedness or preferred stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(11)         institutional money market funds registered under the Investment Company Act of 1940; and

(12)         solely with respect to any Restricted Subsidiary that is a Foreign Subsidiary, investments of comparable tenor and credit quality to those described in the foregoing clauses (2) through (11) customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following: treasury, depository and/or cash management services, including, without limitation, other netting services, overdraft protections, automated clearing-house arrangements, purchasing card services, employee credit card programs, controlled disbursement services, ACH transactions, return items, interstate depository network services, foreign exchange facilities, deposit and other accounts and merchant services.

“Certificate of Exchange” means a certificate substantially in the form of Exhibit C hereto.

“Certificate of Transfer” means a certificate substantially in the form of Exhibit B hereto.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“Change of Control” means the occurrence of any of the following:

(1)           the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, to any other Person other than one or more Permitted Holders; or

(2)           the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of a majority or more of the total voting power of the Voting Stock of Holdings.

For purposes of this definition, any direct or indirect holding company of Holdings shall not itself be considered a “Person” or “group” for purposes of clause (2) above; provided that no “Person” or “group” beneficially owns, directly or indirectly, more than a majority of the total voting power of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a related Ratings Event. Notwithstanding the foregoing, for the avoidance of doubt, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of intangible goodwill, deferred financing fees or costs, debt issuance costs, commissions, fees, and expenses, capitalized expenditures (including Capitalized Software Expenditures), customer acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and incentive payments, conversion costs, and contract acquisition costs of such Person and its Subsidiaries (other than its Unrestricted Subsidiaries) for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date of determination, the sum, without duplication, of the total amount of Indebtedness of BKFS Holdings, the Issuer and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, total interest expense of such Person and its Subsidiaries (other than its Unrestricted Subsidiaries) determined on a consolidated basis and otherwise in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries (other than its Unrestricted Subsidiaries) for that period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication:

(1)           extraordinary, non-recurring or unusual gains or losses or expenses (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, non-recurring or unusual items), shall be excluded;

(2)           the Net Income for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period;

(3)           any gain (loss) (less all fees and expenses relating thereto) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of), shall be excluded;

(4)           any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the board of directors or senior management of the Issuer, shall be excluded;

(5)           the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(6)           (a) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), (b) any non-cash charges resulting from mark-to-market accounting relating to Equity Interests and (c) any unrealized or realized net gain or loss resulting from currency translation or transaction gains or losses impacting net income (including currency remeasurements of Indebtedness) and any foreign currency translation or transaction gains or losses, including those resulting from intercompany Indebtedness and any unrealized net gains and losses resulting from obligations in respect of any Hedging Obligations in accordance with GAAP or any other derivative instrument pursuant the application of Accounting Standards Codification Topic Number 815 “Derivatives and Hedging”, shall be excluded;

(7)           any impairment charge, asset write-off, or write-down pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(8)           any non-cash compensation expense, charge, cost, accrued or reserve recorded from grants of stock appreciation or similar rights, phantom equity, stock options units, restricted stock, or other rights to officers, directors, managers, or employees;

(9)           any fees commissions and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, disposition, issuance, or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded;

(10)         accruals and reserves (including contingent liabilities) that are established or adjusted within twelve months after the Issue Date that are so required to be established as a result of the issuance of the Notes in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded; and

(11)         any deferred tax expense associated with tax deductions or net operating losses arising as a result of the issuance of the Notes, or the release of any valuation allowance related to such items, shall be excluded.

“Consolidated Secured Debt Ratio” means, as of the date of determination (such date, the “Consolidated Secured Debt Ratio Calculation Date”), the ratio of (a) the Consolidated Indebtedness that is secured by Liens, less cash and Cash Equivalents that would be stated on the balance sheet of BKFS Holdings, the Issuer and its Restricted Subsidiaries and held by BKFS Holdings, the Issuer and its Restricted Subsidiaries, as of the date for which internal financial statements are available immediately preceding the date on which the event for which such calculation is being made shall occur, as determined in accordance with GAAP, to (b) EBITDA of BKFS Holdings, the Issuer and its Restricted Subsidiaries for the four fiscal quarters ending on the date of the balance sheet referred to in clause (a) above, on a Pro Forma Basis.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)         to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)         to advance or supply funds:

(a)            for the purchase or payment of any such primary obligation, or

(b)           to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)         to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Converted Restricted Subsidiary” has the meaning provided in the definition of the term “EBITDA”.

“Converted Unrestricted Subsidiary” has the meaning provided in the definition of the term “EBITDA”.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.01 or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Credit Facilities” means one or more debt facilities, including the Amended and Restated Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other short or long-term indebtedness, including any notes, debt securities, mortgages, guarantees, collateral documents, instruments, indentures and other agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any debt facilities or financing arrangements that replace, refund or refinance any part of the loans, letters of credit, notes, debt securities, or other indebtedness or credit facilities commitments thereunder, including any such replacement, refunding or refinancing facility or financing arrangements that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders, trustee or investors or group of investors.

“Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c), substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Issuer and the Restricted Subsidiaries in the definition of EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its respective Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a fundamental change, change of control or asset sale) for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise, or is redeemable or repurchasable for cash or in exchange of Indebtedness at the option of the holder thereof (other than solely as a result of a fundamental change, change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that, if such Capital Stock is issued to any plan for the benefit of employees, directors, officers or consultants of Holdings, the Issuer or any of their respective Subsidiaries or by any such plan to such Persons, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings, the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such Person’s termination, death or disability.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“EBITDA” means, with respect to any Person and its Subsidiaries (other than Unrestricted Subsidiaries) for any period, an amount equal to (a) Consolidated Net Income of such Person for such period plus (b), without duplication, the sum of

(i)             provision for taxes based on income or profits or capital, including, without limitation, U.S. federal, state, non-U.S., franchise, excise, value added, and similar taxes and foreign withholding taxes paid or accrued during such period deducted, including any penalties and interest related to such taxes or arising from any tax examinations (and not added back) in computing Consolidated Net Income;

(ii)            Consolidated Interest Expense;

(iii)           Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income;

(iv)          any expenses, fees, charges, or losses (other than depreciation or amortization expense) related to any equity offering, Investment, stock repurchase, dividend, debt payment, acquisition, disposition, recapitalization, or the incurrence of Indebtedness (including a refinancing thereof) (whether or not successful and including any such transaction consummated prior to the Issue Date), including (1) such fees, expenses, or charges related to any credit facility, and (2) any amendment or other modification of the Notes and other Indebtedness and (iii) commissions, discounts, yield and other fees and charges, in each case, deducted (and not added back) in computing Consolidated Net Income;

(v)           any non-cash purchase accounting adjustment and any non-cash write-up, write-down or write-off with respect to re-valuing assets and liabilities;

(vi)          any other non-cash expenses and charges, including (i) any write offs or write downs, (ii) equity based awards compensation expense, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method (other than to the extent funded with cash) and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges, expenses or losses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

(vii)         the amount of any net income (loss) attributable to non-controlling interests in any non- Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income;

(viii)        costs of surety bonds incurred in such period in connection with financing activities;

(ix)           the amount of reasonably identifiable and factually supportable ‘‘run-rate’’ cost savings, operating expense reductions, and synergies that are projected by the Issuer in good faith to result from actions either taken or expected to be taken within 24 months of the determination to take such action, net of the amount of actual benefits realized prior to or during such period from such actions (which cost savings, operating expense reductions, and synergies shall be calculated and given pro forma effect as though such cost savings, operating expense reductions, or synergies had been realized on the first day of such period);

(x)            the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility;

(xi)           any costs or expense incurred by BKFS Holdings, the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option or phantom equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of BKFS Holdings or the Issuer or net cash proceeds of an issuance of equity interests of BKFS Holdings or the Issuer;

(xii)          the amount of expenses relating to payments made to option, phantom equity or profits interest holders of any direct or indirect parent company of the Issuer or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option, phantom equity or profits interest holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Agreement and expenses relating to distributions made to equity holders of such Person or its direct or indirect parent companies resulting from the application of Financial Accounting Standards Codification Topic 718- Compensation—Stock Compensation (formerly Financial Accounting Standards Board Statement No. 123 (Revised 2004));

(xiii)         with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (i) and (iii) above relating to such joint venture corresponding to BKFS Holdings’, the Issuer’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary);

(xiv)         costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Public Company Costs;

(xv)          to the extent covered by insurance or indemnification and actually reimbursed, or, so long as the Issuer has made a good faith determination that such amount will in fact be reimbursed by the insurer or indemnifying party;

(xvi)         expenses consisting of internal software development costs that are expensed during the period but could have been capitalized under alternative accounting policies in accordance with GAAP;

(xvii)        any loss from disposed or discontinued operations or disposed property or assets;

(xviii)       cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (a) below for any previous period and not added back;

(xix)         earn-out and contingent consideration obligations incurred or accrued in connection with any acquisition or Investment and paid or accrued during such period and on similar acquisitions or Investments completed prior to the Issue Date to the extent the same was deducted (and not added back) in computing Consolidated Net Income;

(xx)          charges attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions and other synergies and similar initiatives, integration, transition, reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, facilities opening and preopening (including unused warehouse space costs), business optimization and other restructuring and integration costs (including those related to tax restructurings), charges, accruals, reserves and expenses (including, without limitation, inventory optimization programs, software development costs, systems implementation and upgrade expenses, costs related to the closure or consolidation of facilities (including but not limited to severance, rent termination costs, moving costs and legal costs), costs related to curtailments, costs related to entry into new markets (including unused warehouse space costs, strategic initiatives and contracts, consulting fees, signing costs, retention or completion bonuses, expansion and relocation expenses, severance payments, and modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and project startup costs), in an aggregate amount not to exceed 25% of Consolidated EBITDA for such period (calculated before giving effect to the adjustments in clause (ix) or this clause (xx));

(xxi)         all extraordinary, unusual or non-recurring charges, expenses, costs, accruals or reserves; and

(xxii)        letter of credit fees; minus

(a)          Non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period other than non-cash gains relating to the application of Financial Accounting Standards Codification Topic 840- Leases (formerly Financial Accounting Standards Board Statement No. 13); provided that, to the extent non cash gains are deducted pursuant to this clause (a) for any previous period and not otherwise added back to EBITDA, EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non cash gains received in subsequent periods to the extent not already included therein; plus or minus

(b)           (i) any net gain or loss resulting in such period from currency gains or losses related to Indebtedness, intercompany balances, and other balance sheet items, plus or minus, as the case may be, and (ii) any net gain or loss resulting in such period from Hedging Obligations, and the application of Financial Accounting Standards Codification Topic 815-Derivatives and Hedging (ASC 815) (formerly Financing Accounting Standards Board Statement No. 133), and its related pronouncements and interpretations, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of GAAP.

For the avoidance of doubt:

(i)             to the extent included in Consolidated Net Income, there shall be excluded in determining EBITDA for any period any adjustments resulting from the application of ASC 815 and its related pronouncements and interpretations, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of GAAP;

(ii)            there shall be included in determining EBITDA for any period, without duplication, (1) the Acquired EBITDA of any Person or business, or attributable to any property or asset acquired by BKFS Holdings, the Issuer or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any assets or property, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned, or otherwise disposed by BKFS Holdings, the Issuer or such Restricted Subsidiary during such period (each such Person, business, property, or asset acquired and not subsequently so disposed of, an ‘‘Acquired Entity or Business’’) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a ‘‘Converted Restricted Subsidiary’’), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (2) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition); and

(iii)           to the extent included in Consolidated Net Income, there shall be excluded in determining EBITDA for any period the Disposed EBITDA of any Person, property, business, or asset sold, transferred, abandoned, or otherwise disposed of, closed or classified as discontinued operations by BKFS Holdings, the Issuer or any Restricted Subsidiary during such period (each such Person, property, business, or asset so sold or disposed of, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, or disposition or conversion); provided that for the avoidance of doubt, notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, the Disposed EBITDA of such Person or business shall not be excluded pursuant to this paragraph until such disposition shall have been consummated.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of Equity Interests of the Issuer or any direct or indirect parent of the Issuer, other than:

(1)           public offerings with respect to any such Person’s common stock registered on Form S-8; and

(2)           issuances to any Subsidiary of the Issuer.

“Escrow Agent” means Regions Bank, an Alabama banking corporation.

“Escrow Agreement” means the Escrow Agreement, dated as of August 26, 2020, among the Trustee, the Escrow Agent and the Issuer.

“euro” means the single currency of participating member states of the EMU.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fitch” means Fitch Rating Inc. and any successor to its ratings agency business.

“Foreign Subsidiary” means any Restricted Subsidiary that is (a) not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof or (b) any Subsidiary of an entity described in item (a) of this definition.

“FSHCO” means, with respect to any Person, any Subsidiary substantially all the assets of which consist of (a) Equity Interests of (and/or intercompany obligations owed or treated as owed by) one or more CFCs and/or (b) Equity Interests of (and/or intercompany obligations owed or treated as owed by) one or more Subsidiaries described in this definition.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date, except with respect to any reports or financial information required to be delivered pursuant to Section 4.03, which shall be prepared in accordance with GAAP as in effect on the date thereof and except as the context otherwise requires herein.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means a Note in global form that evidences all or part of the Notes and is registered in the name of the Depositary for the Notes or a nominee thereof, and includes, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b) or 2.06(d).

“Government Securities” means securities that are:

(1)           direct obligations of, or obligations guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)           obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture.

“Guarantor” means Holdings, BKFS Holdings and each other Person that Guarantees the Notes in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any and all interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement, basis swaps, credit derivative transactions, forward rate transactions, commodity options, forward contracts, futures contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy backs and buy sell back agreements, and securities lending and borrowing agreements or any other similar agreement providing for the transfer or mitigation of interest rate, commodity risks either generally or under specific contingencies, (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holdings” means Black Knight, Inc.

“Indebtedness” means, with respect to any Person, (i) any indebtedness (including principal and premium) of such Person, whether or not contingent (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures, or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof) and similar credit transactions, (c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), or (d) representing any Hedging Obligations, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a net liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent company appearing upon the balance sheet of the Issuer solely by reason of push down accounting under GAAP shall be excluded, (ii) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (i) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business, and (iii) to the extent not otherwise included, the obligations of the type referred to in clause (i) of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person; provided that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business, (2) obligations under or in respect of Receivables Facilities, (3) prepaid or deferred revenue arising in the ordinary course of business, (4) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset, (5) any balance that constitutes a trade payable or similar obligation to a trade creditor, accrued in the ordinary course of business, (6) any earn-out obligation until such obligation, within 60 days of becoming due and payable, has not been paid and such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP, (7) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (8) accrued expenses and royalties or (9) asset retirement obligations and obligations in respect of workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 60 days. The amount of Indebtedness of any Person for purposes of clause (iii) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

For all purposes hereof, the Indebtedness of BKFS Holdings, the Issuer and its Restricted Subsidiaries, shall exclude all intercompany Indebtedness having a term not exceeding 365 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning assigned to such term in the recitals hereto.

“Interest Payment Date” means the September 1 and March 1 of each year, beginning on March 1, 2021, to stated maturity.

“Investment Grade Rating” means a rating equal to or higher than (1) Baa3 (or the equivalent) by Moody’s, (2) BBB- (or the equivalent) by S&P or (3) BBB- (or the equivalent) by Fitch or, if the applicable securities are not then rated by Moody’s, S&P or Fitch for reasons outside the Issuer’s control, an equivalent rating by any other Rating Agency specified by the Issuer.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, deposits, advances to customers, commission, travel and similar advances to officers and employees, in each case, made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property; provided that Investments shall not include, in the case of BKFS Holdings, the Issuer and its Restricted Subsidiaries, intercompany loans (including guarantees), advances, or Indebtedness either (i) having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or (ii) arising from cash management, tax and/or accounting operations and made in the ordinary course of business or consistent with past practice.

“Issue Date” means August 26, 2020.

“Issuer” has the meaning assigned to such term in the introductory paragraph hereto.

“Issuer’s Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the respective Issuer, and delivered to the Trustee.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or in the place of payment.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, charge, security interest or similar encumbrance in respect of such asset, including any conditional sale or other title retention agreement.

“Limited Condition Transaction” means (x) any acquisition or investment, including by way of merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interests or otherwise, by one or more of Holdings or its Subsidiaries of or in any assets, business or Person, in each case, whose consummation is not conditioned on the availability of, or on obtaining, third-party financing or (y) any redemption, purchase, repurchase, defeasance, satisfaction and discharge or prepayment or repayment of Indebtedness, Disqualified Stock or preferred stock by one or more of Holdings and its Subsidiaries requiring irrevocable notice in advance thereof.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Non-Capitalized Lease Obligations” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For avoidance of doubt, a straight-line or operating lease shall be considered a Non-Capitalized Lease Obligation.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning assigned to such term in the recitals hereto and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture. All Notes shall be treated as a single class for all purposes under this Indenture.

“Obligations” means any principal (including any accretion), interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated August 12, 2020, relating to the sale of the Initial Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, Assistant Treasurer, the Secretary or the Assistant Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Optimal Blue” means Optimal Blue Holdings, LLC.

“Optimal Blue Acquisition” means the pending acquisition of Optimal Blue pursuant to the Equity Purchase Agreement, dated as of July 26, 2020, among Holdings, GTCR Fund XI/C LP, GTCR/OB Blocker Corp., GTCR/OB Splitter LP, OB Holdings I, LLC, OB Acquisition, LLC and OB Holdings I, LLC, in its capacity as representative.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Pending Mergers” means the mergers, consolidations or similar winding up of certain subsidiaries (the “Pending Merger Subsidiaries”) of the Issuer with an into certain Guarantors as to which a certificate of merger (or other document, instrument or filing to effect such merger, consolidation or winding up) was filed prior to the date of the Offering Memorandum.

“Permitted Holder” means officers, directors and members of management of the Issuer (and/or its direct or indirect parent including Holdings or management investment vehicle) who are holders of Equity Interests of the Issuer (and/or its direct or indirect parent company or management investment vehicle) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group, such officers, directors and members of management own more than 50% of the Voting Stock of the Issuer (or its direct or indirect parent) owned by such group.

“Permitted Liens” means, with respect to any Person:

(1)           pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return of money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations) or Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title, in each case, incurred in the ordinary course of business;

(2)           Liens imposed by law or regulation or pursuant to customary reservations or retentions of title arising in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens, in each case, (i) for sums not yet overdue for a period of more than 60 days (ii) being contested in good faith by appropriate proceedings or (iii) with respect to which the failure to make payment could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business or assets of Holdings, the Issuer and its Restricted Subsidiaries, taken as a whole; or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)           Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or for which failure to pay would not reasonably be expected to have a material adverse effect;

(4)           Liens in favor of issuers of performance, surety bonds, trade contracts, leases (other than Indebtedness) or bid, governmental contracts, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5)           minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred or created in connection with the Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the ordinary operation of the business of such Person;

(6)           Liens securing Indebtedness (including Capitalized Lease Obligations) and Obligations in respect thereof incurred or issued to finance the purchase, lease, construction, repair, expansion, installation, maintenance, upgrade, replacement or improvement of property (real or personal) or equipment or other assets, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and Indebtedness and obligations in respect thereof arising from the conversion of the obligations under or pursuant to any ‘‘synthetic lease’’ transactions to on-balance sheet Indebtedness of the Issuer or any Restricted Subsidiary; provided that the aggregate principal amount of such Indebtedness so secured under this clause (6), when aggregated with the principal amount of all other Indebtedness then outstanding and so secured under this clause (6), does not exceed the greater of (a) $220 million and (b) 40% of Pro Forma EBITDA of BKFS Holdings, the Issuer and its Restricted Subsidiaries at the time of incurrence (for the period of the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence of Indebtedness);

(7)           Liens securing Indebtedness and Obligations in respect thereof of Restricted Subsidiaries that are not Guarantors in an aggregate principal amount incurred, together with any other Indebtedness outstanding and so secured under this clause (7) not to exceed the greater of (a) $165 million and (b) 30% of Pro Forma EBITDA of BKFS Holdings, the Issuer and its Restricted Subsidiaries at the time of incurrence (for the period of the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence of Indebtedness);

(8)           Liens (other than Liens with respect to the Amended and Restated Credit Facilities which shall be deemed incurred under clause (29) of this definition of Permitted Liens) existing on the Issue Date;

(9)           Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries (other than, with respect to such Person, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to such Liens, and the proceeds and the products thereof and customary security deposits in respect thereof);

(10)         Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary; provided that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries (other than, with respect to such property, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to such Liens, and the proceeds and the products thereof);

(11)         Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer, Holdings or another Restricted Subsidiary;

(12)        Liens securing Hedging Obligations;

(13)        Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances, bank guarantees or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14)        leases, subleases, licenses or sublicenses, grants or permits (including of intellectual property and software);

(15)        Liens arising from Uniform Commercial Code (or equivalent statute or equivalent filings, registrations or agreements in foreign jurisdictions) financing statement filings regarding leases, accounts or consignments not prohibited by this Indenture;

(16)        Liens in favor of the Issuer or any Guarantor;

(17)        Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

(18)        Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9) and (10), this clause (18) and clauses (29) and (30) below; provided that (a) such new Lien shall be limited to all or part of the same property and assets that secured the original Lien (plus any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to such Liens, and the proceeds and the products thereof and customary security deposits in respect thereof), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount of the Indebtedness (including any Increased Amount) at the time of such refinancing, refunding, extension, renewal or replacement, and (ii) an amount necessary to pay any costs, fees and expenses, including premiums, tender offer premiums and consent payments, and accrued and unpaid interest related to such refinancing, refunding, extension, renewal or replacement;

(19)        deposits made in the ordinary course of business to secure liability to insurance carriers;

(20)        Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(a)(5);

(21)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22)        Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking or other financial institutions or other electronic payment service arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(23)        Liens deemed to exist in connection with Investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(24)        Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25)        Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(26)        Liens on the Equity Interests of Unrestricted Subsidiaries or Foreign Subsidiaries that secure Indebtedness of such Unrestricted Subsidiaries or Foreign Subsidiaries;

(27)        any encumbrance or restriction (including purchase options, put and call arrangements or similar rights) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement and rights of first refusal and tag, drag and similar rights in joint venture agreements or similar arrangement pursuant to any joint venture or similar agreement;

(28)        Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness;

(29)        Liens securing (i) Indebtedness and Obligations in respect thereof under Credit Facilities, including any letter of credit relating thereto; provided that immediately after giving effect to any such incurrence, the then outstanding aggregate principal amount of all such Indebtedness secured by under this clause (29) does not exceed an amount equal to the sum of (x) $2,500 million plus (y) the maximum principal amount of Indebtedness that could be incurred such that giving effect to such incurrence, the Consolidated Secured Debt Ratio does not exceed 4.50 to 1.00 after giving Pro Forma Effect to the incurrence of such Indebtedness and the application of the net proceeds therefrom), in each case in this clause (y) with the calculation of such Consolidated Secured Debt Ratio excluding any concurrent incurrence under clause (x) above; and (ii) Indebtedness and Obligations in respect thereof (x) under Hedging Obligations entered into for bona fide hedging purposes and not for speculation and (y) in respect of treasury and cash management services provided by, or entered into with, the lenders under Credit Facilities or their affiliates;

(30)        other Liens securing Indebtedness and Obligations in respect thereof the aggregate principal amount of which does not exceed, at any one time outstanding, the greater of (a) $220 million and (b) 40% of Pro Forma EBITDA of BKFS Holdings, the Issuer and its Restricted Subsidiaries at the time of incurrence (for the period of the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which the event for which the calculation is being made shall occur);

(31)        Liens on cash advances in favor of the seller of any property to be acquired in an Investment to be applied against the purchase price for such Investment solely to the extent such Investment would have been permitted on the date of the creation of such Lien;

(32)        Liens solely on any cash earnest money deposits or advances made in connection with any letter of intent, purchase agreement or other investment permitted under this Indenture;

(33)        receipt of progress payments and advances from customers in the ordinary course of business to the extent same creates a Lien on the related inventory and proceeds thereof;

(34)        Liens of sellers of goods to the Issuer or any of its Restricted Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(35)        (a) Liens on assets of the type specified in the definition of “Receivables Facility” incurred in connection with a Receivables Facility, and (b) Liens securing obligations under or in respect of any Receivables Facility;

(36)        Liens on property subject to Sale and Leaseback Transactions permitted by this Indenture, security deposits, related contract rights and payment intangibles related thereto;

(37)        rights reserved or vested in any Person by the terms of any lease, license, franchise, grant, or permit held by the Issuer or any of the Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant, or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(38)        restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(39)        security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(40)        Liens arising out of conditional sale, title retention, consignment, or similar arrangements for sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(41)        Liens on goods purchased in the ordinary course of business the purchase price of which is financed by a documentary letter of credit issued for the account of the Issuer or any of its Restricted Subsidiaries;

(42)        any Lien granted pursuant to a security agreement between the Issuer or any Restricted Subsidiary and a licensee of intellectual property to secure the damages, if any, of such licensee resulting from the rejection of the licensee of such licensee in a bankruptcy, reorganization or similar proceeding with respect to the Issuer or such Restricted Subsidiary; provided that such Liens, in the aggregate, do not encumber any assets of the Issuer or any Restricted Subsidiary other than the assets securing such Liens in existence on the Issue Date;

(43)        to the extent pursuant to a requirement of law, Liens on cash or investments securing swap obligations in the ordinary course of business;

(44)        Liens created for the benefit of (or to secure) all of the Notes and the related Guarantees;

(45)        Liens arising from Personal Property Security Act financing statement filings regarding leases entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(46)        zoning by-laws and other land use restrictions, including, without limitation, siteplan agreements, development agreements and contract zoning agreements; and

(47)        with respect to any owned real property, matters listed as exceptions to title in the title policy covering such real property and the matters disclosed in any survey with respect to such real property.

For the avoidance of doubt, the inclusion of specific Liens in the definition of Permitted Liens shall not create any implication that the obligations secured by such Liens constitute Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1)(A) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Adjustment” means, for any period that includes all or any part of a fiscal quarter included in any period beginning on the date of consummation of an acquisition and ending on the last day of the eight full consecutive fiscal quarter immediately following the date on which such acquisition is consummated (the “Post-Acquisition Period”), with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the EBITDA, the pro forma increase or decrease in such Acquired EBITDA or such EBITDA, as the case may be, projected by the Issuer in good faith as a result of (i) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (ii) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Issuer and the Restricted Subsidiaries; provided that (a) at the election of the Issuer, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than $10,000,000 and (b) so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such EBITDA, as the case may be, that the applicable amount of such cost savings will be realizable during the entirety of such period, or the applicable amount of such additional costs, as applicable, will be incurred during the entirety of such period; provided further, that any such pro forma increase or decrease to such Acquired EBITDA or such EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such EBITDA, as the case may be, for such period.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test, financial ratio, or covenant under this Indenture, that (i) to the extent applicable, the Pro Forma Adjustment shall have been made and (ii) all Specified Transactions/Initiatives taking place subsequent to the first day of the most recently ended four fiscal quarters for which internal financial statements are available at such date of determination and prior to or concurrently with the transaction for which such test, financial ratio or covenant is being made (the “Test Period”) (and any increase or decrease in EBIDTA and the component financial definitions used therein attributable to such Specified Transaction/Initiative) had occurred on the first day of the Test Period.

Whenever Pro Forma Effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given Pro Forma Effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Consolidated Secured Debt Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period (or, if lower, the greater of (i) the maximum commitments under such revolving credit facility as of the date of determination and (ii) the aggregate principal amount of loans outstanding under such revolving credit facility on such date). Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate

“Pro Forma EBITDA” means, with respect to any period, the EBITDA of BKFS Holdings, the Issuer and its Restricted Subsidiaries for such period calculated on a Pro Forma Basis.

“Public Company Costs” means costs relating to compliance with the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means Moody’s, S&P and Fitch or if Moody’s, S&P or Fitch or each shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s, S&P and Fitch or each, as the case may be.

“Ratings Event” means the ratings on the Notes are lowered and the Notes are rated below an Investment Grade Rating by two of three of the Rating Agencies on any day during the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of such Change of Control or of the intention by the Issuer to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control; provided, however, that such period shall be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency.

“Receivables Facility” means any of one or more receivables financing facilities (and any guarantee of such financing facility), as amended, supplemented, modified, extended, renewed, restated, or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants, and indemnities made in connection with such facilities) to the Issuer and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any Restricted Subsidiary sells, directly or indirectly, grants a security interest in or otherwise transfers its accounts receivable to either (i) a Person that is not a Restricted Subsidiary or (ii) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto or another Person formed for the purposes of engaging in a Receivables Facility in which the Issuer or any Subsidiary makes an Investment and to which the Issuer or any Subsidiary transfers accounts receivables and related assets.

“Record Date” for the interest payable on any applicable Interest Payment Date means the February 15 or August 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (or any successor department or group of the Trustee), including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, at any time, each direct and indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.” As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred for value by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Significant Subsidiary” means any Restricted Subsidiary or any group of Restricted Subsidiaries that would be a “significant subsidiary” of Holdings as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Sold Entity or Business” has the meaning provided in the definition of the term “EBITDA”.

“Specified Transaction/Initiative” means, with respect to any period, (a) any incurrence or issuance or repayment, prepayment, redemption, purchase, repurchase, defeasance or other satisfaction of Indebtedness (other than for working capital purposes or under a revolving facility), Preferred Stock or Disqualified Stock, (b) any Investment that results in a Person becoming a Subsidiary, (c) any acquisition or Investment constituting an acquisition of assets or equity constituting a business unit, line of business or division of another Person, (d) any disposition of a business, company, segment, operating division or line of business, or (e) any operating improvement, restructuring, cost savings initiative or similar activity or initiative.

“Subordinated Indebtedness” means:

(1)          any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2)          any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1)          any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)          any partnership, joint venture, limited liability company or similar entity of which

(x)             more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)            such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means any Guarantor other than Holdings or BKFS Holdings.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of the applicable notice of redemption of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent statistical release designated as “H.15” under the caption “Treasury Constant Maturities” or any successor publication which is published at least weekly by the Board of Governors of the Federal Reserve System (or companion online data resource published by the Board of Governors of the Federal Reserve System) and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity that has become publicly available at least two Business Days prior to the date of such notice (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the applicable Redemption Date to September 1, 2023.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means Wells Fargo Bank, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1)          any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2)          any Subsidiary of an Unrestricted Subsidiary.

Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture. The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that:

(1)          at or prior to the time of designation, the Subsidiary to be so designated shall be designated an unrestricted subsidiary under the Amended and Restated Credit Facilities or any Credit Facility that replaces, refunds or refinances any part of the loans or commitments thereunder; and

(2)          each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02        Other Definitions.

Term	Defined in Section
“Additional Notes”	2.01
“Applicable Premium Deficit”	8.04
“Authentication Order”	2.02
“Change of Control Offer”	4.09
“Change of Control Payment”	4.09
“Change of Control Payment Date”	4.09
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.11
“Event of Default”	6.01
“Escrow Account”	Section 3.09(a)
“Escrow Property”	Section 3.09(a)
“Escrow Release Condition”	Section 3.09(b)
“Increased Amount”	4.07
“Initial Default”	6.01
“LCT Election”	4.12
“LCT Test Date”	4.12
“Legal Defeasance”	8.02
“Note Register”	2.03
“Outside Date”	Section 3.09(b)
“Paying Agent”	2.03
“Redemption Date”	3.07
“Registrar”	2.03
“Reversion Date”	4.11
“Special Mandatory Redemption Date”	Section 3.09(d)
“Special Mandatory Redemption Event”	Section 3.09(d)
“Special Mandatory Redemption Notice Date”	Section 3.09(d)
“Special Mandatory Redemption Price”	Section 3.09(d)
“Successor”	5.01
“Successor Person”	5.01
“Suspended Covenant”	4.11
“Suspension Period”	4.11

Section 1.03        Rules of Construction. Unless the context otherwise requires:

(a)          a term has the meaning assigned to it;

(b)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)          “or” is not exclusive;

(d)          words in the singular include the plural, and in the plural include the singular;

(e)          “will” shall be interpreted to express a command;

(f)          provisions apply to successive events and transactions;

(g)          references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h)          any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(i)           (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(j)           (j) the phrase “in writing” or any similar phrase as used herein shall be deemed to include PDF attachments and other electronic means of transmission, unless otherwise indicated; and

(k)          “including” means including without limitation.

Section 1.04        Acts of Holders.

(a)          Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.04.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)          The ownership of Notes shall be proved by the Note Register.

(d)          Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)          The Issuer may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f)           Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g)          Without limiting the generality of the foregoing, a Holder, including DTC, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through the Applicable Procedures and its other standing instructions and customary practices.

(h)          The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the Applicable Procedures to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Article II

THE NOTES

Section 2.01        Form and Dating; Terms.

(a)          General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of the Trustee’s authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

(b)          Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee as Custodian, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c)          Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture or a supplemental indenture in the form of Exhibit D hereto, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to a Change of Control Offer as provided in Section 4.09. The Notes shall not be redeemable, other than as provided in Article III.

Additional Notes ranking pari passu with the Initial Notes (“Additional Notes”) may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, waivers, amendments, redemptions, offers to purchase and otherwise as the Initial Notes; provided, that Additional Notes shall not be issued with the same CUSIP or ISIN, if any, as the Initial Notes unless such Additional Notes are fungible with the Initial Notes for U.S. federal income tax purposes. Additional Notes that are Regulation S Notes shall have a separate CUSIP or ISIN during the Restricted Period.

Section 2.02        Execution and Authentication. At least one Officer of the Issuer shall execute the Notes by manual, facsimile, PDF attachment or other electronically transmitted signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A hereto by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder. In connection with authenticating such Additional Notes, the Trustee shall be entitled to receive an Opinion of Counsel stating that such Additional Notes, when authenticated and delivered by the Trustee will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to customary carve-outs and assumptions.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03        Registrar and Paying Agent. The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency in the United States where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar. The Issuer shall maintain a registrar in the United States. The term “Paying Agent” includes any additional paying agents. The Issuer initially appoints the Trustee as (i) Registrar and Paying Agent and (ii) the Custodian with respect to the Global Notes. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoint DTC to act as Depositary with respect to the Global Notes.

Section 2.04        Paying Agent to Hold Money in Trust. The Issuer shall require the Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or one of its Subsidiaries) shall have no further liability for the money. If the Issuer or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05        Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06        Transfer and Exchange.

(a)          Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor. A beneficial interest in a Global Note shall be exchangeable for a Definitive Note if (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Issuer within 120 days or (ii) in the case of any Global Note, there shall have occurred and be continuing an Event of Default with respect to such Global Note and the Depositary shall have requested the issuance of Definitive Notes. Upon the occurrence of any of the preceding events in clause (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with the Applicable Procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in clause (i) or (ii) above and pursuant to Section 2.06(c). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

(b)         Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes pursuant to this subsection (b). Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)          Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser of the Notes) unless permitted by applicable law and made in compliance with subsections (2) or (3) below. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)          All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of a duly completed Certificate of Transfer or Certificate of Exchange, as applicable, required by the Issuer to establish compliance with Rule 903 of the Securities Act.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(3)          Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) and the Registrar receives the following:

(A)            if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a duly completed Certificate of Transfer, including the certifications in clause (1) thereof; or

(B)            if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a duly completed Certificate of Transfer, including the certifications in clause (2) thereof.

(4)          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, if the exchange or transfer complies with the requirements of Section 2.06(b)(2) and the Registrar receives the following: (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a duly completed Certificate of Exchange from such Holder, including the certifications in clause (1)(a) thereof; or (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a duly completed Certificate of Transfer from such Holder, including the certifications in clause (5) thereof; and, in each case, if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is so effected at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests so transferred.

(5)          If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Note is eligible (without limits) for resale pursuant to Rule 144 (or a successor provision) and that the Private Placement Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Issuer shall instruct in writing the Trustee to cancel the Notes and issue to the non-affiliate Holders thereof (or to their transferees) new Notes of like tenor and amount, registered in the name of the Holder thereof (or to their transferees), that does not bear the Private Placement Legend, and the Trustee will comply with such instruction.

(6)          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)          Transfer or Exchange of Beneficial Interests for Definitive Notes. Beneficial interests in Global Notes shall be exchanged only for Definitive Notes pursuant to this clause (c).

(1)          Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in clause (i) or (ii) of Section 2.06(a) and receipt by the Registrar of the following documentation:

(A)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a duly completed Certificate of Exchange from such Holder, including the certifications in clause (2)(a) thereof;

(B)            if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a duly completed Certificate of Transfer, including the certifications in clause (1) thereof;

(C)            if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a duly completed Certificate of Transfer, including the certifications in clause (2) thereof;

(D)            if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a duly completed Certificate of Transfer, including the certifications in clause (4)(a) thereof;

(E)            if such beneficial interest is being transferred to the Issuer or any of the Restricted Subsidiaries, a duly completed Certificate of Transfer, including the certifications in clause (4)(b) thereof; or

(F)            if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a duly completed Certificate of Transfer, including the certifications in clause (4)(c) thereof, and the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and, upon receipt of the Authentication Order, the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount.

Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)          Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in clause (i) or (ii) of Section 2.06(a) and if the Registrar receives (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a duly completed Certificate of Exchange from such Holder, including the certifications in clause (1)(b) thereof; or (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a duly completed Certificate of Transfer, including the certifications in clause (5) thereof; and, in each case, if the Registrar or the Issuer so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in clause (i) or (ii) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(2), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall not bear the Private Placement Legend.

(d)         Transfer and Exchange of Definitive Notes for Beneficial Interests. Restricted Definitive Notes shall be exchanged only for beneficial interests in Restricted Global Notes pursuant to this subsection (d).

(1)          Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)           if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a duly completed Certificate of Exchange from such Holder, including the certifications in clause (2)(b) thereof;

(B)            if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a duly completed Certificate of Transfer, including the certifications in clause (1) thereof;

(C)            if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a duly completed Certificate of Transfer, including the certifications in clause (2) thereof;

(D)            if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a duly completed Certificate of Transfer, including the certifications in clause (4)(a) thereof;

(E)            if such Restricted Definitive Note is being transferred to the Issuer or any of the Restricted Subsidiaries, a duly completed Certificate of Transfer, including the certifications in clause (4)(b) thereof; or

(F)            if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a duly completed Certificate of Transfer, including the certifications in clause (4)(c) thereof, and the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(2)          Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives (i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a duly completed Certificate of Exchange from such Holder, including the certifications in item (1)(c) thereof; or (ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a duly completed Certificate of Transfer from such Holder, including the certifications in clause (5) thereof; and, in each case, if the Registrar or the Issuer so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subsection (1)(B) or (3) above of this Section 2.06(d) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)          Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Definitive Notes shall be exchanged only for Definitive Notes pursuant to this subsection (e). Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(1)          Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)            if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a duly completed Certificate of Transfer, including the certifications in item (1) thereof;

(B)            if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a duly completed Certificate of Transfer, including the certifications in clause (2) thereof; or

(C)            if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a duly completed Certificate of Transfer, including the certifications required by clause (4) thereof, if applicable.

(2)          Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a duly completed Certificate of Exchange from such Holder, including the certifications in clause (1)(d) thereof; or (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a duly completed Certificate of Transfer from such Holder, including the certifications in clause (5) thereof; and, in each case, if the Registrar or the Issuer so request, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)          Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)          Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(1)          Private Placement Legend.

(A)           Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE OFFERING AND SALE OF THIS NOTE (OR ITS PREDECESSOR) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT IT IS NOT AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF BLACK KNIGHT INFORSERV, LLC AND (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO BLACK KNIGHT INFOSERV, LLC OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.”

(B)            Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2)          Global Note Legend. Each Global Note shall bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Depositary):

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)          Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such increase.

(h)            General Provisions Relating to Transfers and Exchanges.

(1)            To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(2)            No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 4.09 and 9.04).

(3)            All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(4)            Neither the Issuer nor the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(5)            Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(6)            Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(7)            At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(8)            All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by email or facsimile.

(9)            Neither the Registrar nor the Trustee shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(10)            Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(11)            In connection with any proposed transfer from a Global Note to a Definitive Note, the Issuer shall use commercially reasonable efforts to provide or cause to be provided to the Trustee all information within its possession that is requested by the Trustee and necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Section 2.07      Replacement Notes. If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee to protect the Trustee and in the judgment of the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses (including the expenses of the Trustee) in replacing a Note.

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08      Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09      Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10      Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11      Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act in accordance with its customary procedures). Certification of the disposal of all cancelled Notes shall be delivered to the Issuer upon its written request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12      Defaulted Interest. If the Issuer default in a payment of interest on the Notes, the Issuer shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders of Notes on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee, an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee, for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Issuer shall promptly notify the Trustee of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer made at least 1 Business Day prior to the date on which notice is to be sent (or such shorter period as agreed to by the Trustee), the Trustee, in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid or delivered electronically in accordance with the Applicable Procedures, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13      CUSIP/ISIN Numbers. The Issuer in issuing the Notes may use CUSIP or ISIN numbers, as applicable, (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers, as applicable, in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers, as applicable.

Article III

REDEMPTION

Section 3.01      Notices to Trustee. If the Issuer elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least five Business Days before notice of redemption is required to be given or caused to be given to the applicable Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee) but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price (or manner of calculation if not then known).

Section 3.02      Selection of Notes to Be Redeemed or Purchased. If fewer than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed and in accordance with the Applicable Procedures of the Depositary or (b) if the Notes are not listed on a national securities exchange or registered with DTC, or if DTC prescribes no method of selection, on a pro rata basis or by lot. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

In no event shall the Trustee be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of the Notes eligible to be redeemed.

Section 3.03      Notice of Redemption. The Issuer shall deliver in accordance with the Applicable Procedures or mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address, except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with Article VIII or Article XI.

The notice shall identify the Notes to be redeemed (including the CUSIP or ISIN number) and shall state:

(a)            the Redemption Date;

(b)            the redemption price;

(c)            if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(d)            the name and address of the Paying Agent;

(e)            that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)            that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g)            the section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)            that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, as applicable, if any, listed in such notice or printed on the Notes; and

(i)            if such redemption or purchase is subject to satisfaction of one or more conditions precedent, a description of each condition to such redemption or purchase and, if applicable, that, in the Issuer’s discretion, the Redemption Date or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption was sent, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date or the purchase date, or by the Redemption Date or purchase date as so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied, and that, in the Issuer’s discretion, payment of the redemption or purchase price and performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be given or caused to be given to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04      Effect of Notice of Redemption. Once notice of redemption is given in accordance with Section 3.03 and any conditions thereto are satisfied, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price (except as provided for in Section 3.03(i)). The notice, if given in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Subject to Section 3.05, on and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05      Deposit of Redemption or Repurchase Price. Prior to 12:00 p.m.  (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Paying Agent an amount of money, in immediately available funds, sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or repurchased on that date. The Paying Agent shall promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or repurchased.

If the Issuer complies with the provisions of the preceding paragraph and any conditions thereto are satisfied, on and after the Redemption Date or Repurchase Date, interest shall cease to accrue on the Notes, or the portions of Notes, as applicable, called for redemption or purchase. If a Note is redeemed or repurchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Redemption Date or Repurchase Date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes are so redeemed or repurchased. If any Note called for redemption or repurchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date or Repurchase Date until such principal is paid, and to the extent lawful on any interest accrued to the Redemption Date or Repurchase Date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06      Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or repurchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07      Optional Redemption. Except as set forth below in this Section 3.07 or in Section 4.09, the Issuer will not be entitled to redeem the Notes at its option prior to September 1, 2023.

(a)            At any time prior to September 1, 2023, the Issuer may on one or more occasions redeem the Notes, in whole or in part, upon not less than 10 nor more than 60 days’ prior notice as described under Section 3.02, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus the Applicable Premium as of the date of redemption (the “Redemption Date”), and accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date in accordance with Section 3.05. Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer or by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee acting in any capacity under this Indenture.

(b)            On and after September 1, 2023, the Issuer may on one or more occasions redeem the Notes, in whole or in part, upon not less than 10 nor more than 60 days’ prior notice as described under Section 3.02, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable Redemption Date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date in accordance with Section 3.05, if redeemed during the twelve-month period beginning on September 1 of each of the years indicated below:

Year	Optional Redemption Price
2023	101.813%
2024	100.906%
2025 and thereafter	100.000%

In addition, prior to September 1, 2023, the Issuer may, at its option, upon not less than 10 nor more than 60 days; prior notice as described under Section 3.02, on one or more occasions, redeem up to 40% of the aggregate principal amount of Notes issued by it at a redemption price equal to 103.625% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable Redemption Date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date in accordance with Section 3.05, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the aggregate principal amount of Notes issued under this Indenture (giving effect to the issuance of any Additional Notes) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

(c)            Notice of any redemption or purchase of the Notes may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the completion of an Equity Offering or other corporate transaction.

(d)            Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08      Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes, except as set forth in Section 3.09. The Issuer and its Affiliates may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

Section 3.09      Special Mandatory Redemption.

(a)            Concurrently with the issuance of the Notes, the Issuer will enter into the Escrow Agreement with the Escrow Agent, pursuant to which the Issuer shall deposit, or cause to be deposited, into an account under the control of the Escrow Agent (the “Escrow Account”) the net proceeds from the issuance of the Notes (together with any other property from time to time held in the Escrow Account, the “Escrow Property”). As long as the Escrow Property is deposited with the Escrow Agent, it will be invested by the Escrow Agent at the Issuer’s instruction in U.S. Treasury securities and certain other permitted investments as directed by the Issuer.

(b)            In order to cause the Escrow Agent to release the Escrow Property to the Issuer, on or prior to May 26, 2021 (the “Outside Date”), the Issuer must deliver an Officer’s Certificate to the Escrow Agent and the Trustee certifying that the Optimal Blue Acquisition will be consummated simultaneously or substantially concurrently with the release of funds from the Escrow Account (the “Escrow Release Condition”).

(c)            If the Escrow Release Condition is satisfied prior to 11:59 p.m. (New York City time) on the Outside Date, the Escrow Agent shall release the Escrow Property (including investment earnings) to or at the instruction of the Issuer.

(d)            If (i) the Escrow Release Condition has not been satisfied prior to 11:59 p.m. (New York City time) on the Outside Date or (ii) the Issuer delivers a termination notice to the Escrow Agent and the Trustee prior to 11:59 p.m. (New York City time) on the Outside Date indicating that (a) Holdings will not pursue the consummation of the Optimal Blue Acquisition or (b) the Issuer has determined in its sole discretion that the Escrow Release Condition cannot or is not reasonably likely to be satisfied by 11:59 p.m. (New York City time) on the Outside Date (any event described in clauses (i) or (ii) of this sentence, a “Special Mandatory Redemption Event”), (x) the Issuer shall promptly (but in no event later than three Business Days following such Special Mandatory Redemption Event) send a notice of special mandatory redemption to the Holders (with a copy of such notice to be simultaneously delivered to the Trustee) (such date of notification to the Holders, the “Special Mandatory Redemption Notice Date”), that the Notes will be redeemed no later than five Business Days (and no sooner than two Business Days) after the Special Mandatory Redemption Notice Date (such date, the “Special Mandatory Redemption Date”), (y) the Issuer shall redeem the Notes on the Special Mandatory Redemption Date at a special mandatory redemption price equal to 100% of the initial issue price of the Notes, plus accrued and unpaid interest from the date of initial issuance of the Notes to, but not including, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”). On or before the Business Day immediately prior to the Special Mandatory Redemption Date, the Escrow Agent shall release the Escrow Property (including investment earnings) to the Trustee, without the requirement of notice to or action by the Issuer, the Trustee or any other Person, and, on or prior to the Special Mandatory Redemption Date, the Issuer will provide to the Trustee any additional amounts necessary to fund the redemption of the Notes at the Special Mandatory Redemption Price. On the Special Mandatory Redemption Date, the Trustee shall cause the redemption of the Notes and the payment to the Holders of the Special Mandatory Redemption Price.

(e)            For the avoidance of doubt, Section 3.07 shall not apply to the Special Mandatory Redemption.

Article IV

COVENANTS

Section 4.01      Payment of Notes. The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of 12:00 p.m.  (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. With respect to Definitive Notes, if any, presentation is due at maturity.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02      Maintenance of Office or Agency. The Issuer shall maintain the office or agency required under Section 2.03 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that no service of legal process may be made upon the Issuer at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency required under Section 2.03. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03      Reports and Other Information.

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding under this Indenture:

(a)            Holdings shall furnish to the Holders and the Trustee the following information, such information, in each case, to comply in all material respects with the applicable requirements of the specified form:

(i)            within 90 days after the end of each fiscal year (or if such day is not a Business Day, on the next succeeding Business Day), all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed by Holdings with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a report on the annual financial statements by the Holdings’ independent registered public accounting firm;

(ii)            within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or if such day is not a Business Day, on the next succeeding Business Day), all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed by Holdings with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and financial statements prepared in accordance with GAAP; and

(iii)            all information required by current reports that would be required to be filed with the SEC by Holdings on Form 8-K, or any successor or comparable form, if Holdings were required to file such reports, in each case within five Business Days of the date on which time periods specified in the SEC’s rules and regulations;

In addition, for so long as any Notes remain outstanding, Holdings will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b)            Holdings will be deemed to have furnished such information referred to in paragraph (a) above to the Trustee and the Holders if Holdings or any direct or indirect parent of Holdings has filed such information with the SEC via the EDGAR (or successor) filing system and such information is publicly available.

(c)            To the extent any such reports referred to in paragraph (a) above is not so filed or furnished, as applicable, within the time periods specified above and such reports are subsequently filed or furnished, as applicable, Holdings will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured.

(d)            Delivery of reports, information and documents to the Trustee under this Section 4.03 are for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no liability or responsibility for the filing, timeliness or content of such reports.

Section 4.04      Compliance Certificate.

(a)            Holdings shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that, in the course of the performance by the signer of his or her duties as an officer, he or she would normally have knowledge of any default by the Issuer in the performance of any of its obligations contained in this Indenture, and that a review of the activities of Holdings, the Issuer and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether Holdings, the Issuer and the Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge Holdings, the Issuer and the Restricted Subsidiaries have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred and is continuing, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

(b)            When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuer or any of the Restricted Subsidiaries gives any notice or takes any other action with respect to a claimed Default, the Issuer shall promptly (which shall be no more than ten Business Days after becoming aware of any Default) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such Default, its status and what actions the Issuer is taking or proposes to take with respect thereto.

Section 4.05      Taxes. Holdings shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06      Stay, Extension and Usury Laws. The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07      Liens.

(a)            The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures Indebtedness on any asset or property of the Issuer or any Restricted Subsidiary, unless:

(1)            in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2)            in all other cases, the Notes or the related Guarantees are equally and ratably secured.

(b)            The documentation for any Lien created for the benefit of the Holders of the Notes pursuant to this Section 4.07 shall provide that such Lien shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the applicable Lien described in clauses (1) and (2) of Section 4.07(a).

(c)            For purposes of determining compliance with this Section 4.07, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.07(a) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.07(a), the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.07(a) and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to Section 4.07(a) without giving Pro Forma Effect to such item (or portion thereof) when calculating the amount of Liens or Indebtedness that may be Incurred pursuant to any other clause or paragraph. In addition, with respect to the creation of any Lien permitted by the provisions of this Indenture in reliance on the pro forma calculation of the Consolidated Secured Debt Ratio, EBITDA or Pro Forma EBITDA, as applicable, Pro Forma Effect shall not be given to any Lien created (or expected to be made) substantially simultaneously or contemporaneously with creation of such Lien in reliance on any other “non-ratio basket” set forth in this Indenture.

(d)            With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increase in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Section 4.08      Corporate Existence. Subject to Article V, Holdings shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of BKFS Holdings, the Issuer and the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Holdings, BKFS Holdings, the Issuer and each of the Restricted Subsidiaries and (ii) the rights (charter and statutory), licenses and franchises of Holdings, BKFS Holdings, the Issuer and the Restricted Subsidiaries; provided that Holdings shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of BKFS Holdings, the Issuer or the Restricted Subsidiaries, if Holdings in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings, BKFS Holdings, the Issuer and the Restricted Subsidiaries, taken as a whole.

Section 4.09      Offer to Repurchase Upon Change of Control Triggering Event.

(a)            If a Change of Control Triggering Event occurs after the Issue Date, the Issuer shall make an offer to repurchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the corresponding Interest Payment Date. Within 30 days following any Change of Control Triggering Event, the Issuer shall send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the Applicable Procedures, with the following information:

(1)            that a Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2)            the repurchase price and the repurchase date, which will be no earlier than 10 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below;

(3)            that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)            that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)            that Holders electing to have any Notes repurchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of such Notes completed, or otherwise in accordance with the Applicable Procedures, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day immediately preceding the Change of Control Payment Date;

(6)            that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to repurchase such Notes, provided that the paying agent receives, not later than the expiration time of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for repurchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes repurchased and any other information as may be required by the paying agent, or otherwise in accordance with the applicable procedures of DTC;

(7)            that if the Issuer is redeeming fewer than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unrepurchased portion of the Notes surrendered. The unrepurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(8)            if such notice is sent prior to the occurrence of a Change of Control Triggering Event, that the Change of Control Offer is conditioned on the occurrence of such Change of Control Triggering Event, and, if applicable, that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as any or all applicable conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that the Issuer shall determine that the Change of Control Triggering Event will not occur by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(9)            the other instructions, as determined by the Issuer, consistent with this Section 4.09, that a Holder must follow.

The notice, if given in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is given in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that property received such notice without defect. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue thereof.

(b)            On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law:

(1)            accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)            deposit, or cause to be deposited, with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)            deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and repurchased by the Issuer.

(c)            The Issuer shall not be required to make a Change of Control Offer following a Change of Control Triggering Event and a Holder will not have the right to require the Issuer to repurchase any Notes pursuant to a Change of Control Offer if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption of all outstanding Notes has been given pursuant to Sections 3.03 and 3.07, unless and until there is a default in the payment of the redemption price on the applicable Redemption Date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditioned upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the related Change of Control at the time of making of the Change of Control Offer.

(d)            If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described in this Section 4.09, repurchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party shall have the right, upon not less than 10 days nor more than 60 days’ prior notice (provided that such notice is given not more than 30 days following such repurchase pursuant to the Change of Control Offer described above), to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the corresponding Interest Payment Date.

(e)            Other than as specifically provided in this Section 4.09, any repurchase pursuant to this Section 4.09 shall be made pursuant to the provisions of Section 3.02, Section 3.05 and Section 3.06.

Section 4.10      Limitation on Guarantees of Indebtedness by Restricted Subsidiaries. The Issuer shall not permit any Restricted Subsidiary that is a Wholly-Owned Subsidiary (other than a Guarantor, a Pending Merger Subsidiary, any Foreign Subsidiary and any FSHCO), to become a guarantor or borrower with respect to Indebtedness under the Amended and Restated Credit Facilities, unless:

(1)            such Restricted Subsidiary within 60 days thereafter shall have executed and delivered a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, providing for a Guarantee by such Restricted Subsidiary; and

(2)            such Restricted Subsidiary within 60 days thereafter shall have delivered to the Trustee an Opinion of Counsel.

The Issuer may elect, in its sole discretion, to cause any Person that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Person shall only be required to execute and deliver a supplemental indenture to this Indenture providing for a Guarantee by such Person.

Section 4.11      Suspension of Certain Covenants.

(a)            If (i) the Notes have an Investment Grade Rating from any two of the three Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to Section 4.10 (the “Suspended Covenant”).

(b)            In the event that the Issuer, the Guarantors and the other Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the Notes do not have an Investment Grade Rating from any of the three Rating Agencies, then the Issuer, the Guarantors and the other Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant with respect to future events. Notwithstanding that the Suspended Covenants may be reinstated, no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants, and none of the Issuer, the Guarantors nor any of the other Restricted Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period solely to the extent arising from the failure to comply with the Suspended Covenants during the Suspension Period).

(c)            The period of time from and including the date of the Covenant Suspension Event to (and excluding) the Reversion Date is referred to in this description as the “Suspension Period.” In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer, the Guarantors or any of the other Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under this Indenture with respect to the Notes with respect to the Suspended Covenant. No Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period.

(d)            The Issuer may provide an Officer’s Certificate to the Trustee indicating the occurrence of any Covenant Suspension Event or Reversion Date; provided that a Suspension Period will not commence until the delivery of any such Officer’s Certificate. The Trustee may provide a copy of such Officer’s Certificate to any Holder upon written request. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Issuer’s and its Restricted Subsidiaries’ future compliance with their covenants or (iii) notify the Holders of any Covenant Suspension Event or Reversion Date.

Section 4.12      Financial Calculations for Limited Condition Transaction. When determining the availability under any basket, ratio or test under this Indenture or compliance with any provision of this Indenture, in each case in connection with a Limited Condition Transaction and any actions or transactions related thereto (including the incurrence of Liens and any acquisitions, Investments, incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof and repayments of Indebtedness and asset sales), the date of determination of such basket, ratio or test and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied) and of any Default or Event of Default may, at the option of the Issuer (the Issuer’s election to exercise such option, an “LCT Election”), be (1) in the case of any acquisition (including by way of merger) or Investment (and any Indebtedness, Disqualified Stock or Preferred Stock incurred or assumed or asset sales consummated in connection therewith in connection therewith), at the time of either (x) the execution of the definitive agreements with respect to such acquisition or Investment or (y) the consummation of such acquisition or Investment and (2) in the case of any voluntary or optional prepayment, redemption, purchase, repurchase, defeasance or other satisfaction of any Indebtedness, Disqualified Stock or Preferred Stock, at the time of (x) delivery of irrevocable notice with respect to such prepayment, redemption, purchase, defeasance or other satisfaction of such Indebtedness, Disqualified Stock or Preferred Stock or (y) the making of such voluntary or optional prepayment, redemption, purchase, defeasance or other satisfaction of such Indebtedness, Disqualified Stock or Preferred Stock (such date of determination, the “LCT Test Date”).

If, after giving Pro Forma Effect to the Limited Condition Transaction and any actions or transactions related thereto (including the incurrence of Liens and any acquisitions, Investments, incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof and repayments of Indebtedness and asset sales) and any related Pro Forma Adjustments, the Issuer or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such basket, ratio or test (and any related requirements and conditions), such basket, ratio or test (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes; provided that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Issuer may elect, in its sole discretion, to re-determine all such baskets, ratios or tests on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such baskets, ratios or tests, (b) except as contemplated in the foregoing clause (a), compliance with such baskets, ratios or tests (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including the incurrence of Liens and any acquisitions, Investments, incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof and repayments of Indebtedness and asset sales) and (c) Consolidated Interest Expense will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Issuer in good faith.

For the avoidance of doubt, if the Issuer has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Pro Forma EBITDA, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving Pro Forma Effect to such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof).

With respect to any such calculations of the availability under any basket, ratio or test under this Indenture or compliance with any provision of this Indenture, in each case in connection with a Limited Condition Transaction and any actions or transactions related thereto (including the incurrence of Liens, and any acquisitions, Investments, incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof and repayments of Indebtedness and asset sales), the Issuer will deliver to the Trustee promptly following the date the definitive agreement for such Limited Condition Transaction is entered into an Officer’s Certificate stating that such definitive agreement has been executed and that the Issuer has made any applicable basket, ratio or test calculations in accordance this provision and in compliance with the terms of this Indenture. The Trustee shall have no liability or responsibility in connection with any Limited Condition Transaction or any information or calculation therewith.

Article V

SUCCESSORS

Section 5.01      Merger, Consolidation or Sale of All or Substantially All Assets.

(a)            None of Holdings, BKFS Holdings or the Issuer may consolidate or merge with or into or wind up into (whether or not Holdings, BKFS Holdings or the Issuer, as the case may be, is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its respective Subsidiaries’ properties or assets, taken as a whole, in one or more related transactions, to any Person unless:

(1)            Holdings, BKFS Holdings or the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than Holdings, BKFS Holdings or the Issuer, as the case may be) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited liability company or similar entity organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor”);

(2)            the Successor expressly assumes all the obligations of Holdings, BKFS Holdings or the Issuer, as the case may be, under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments;

(3)            except in the case of a transaction with a Guarantor, immediately after such transaction, no Event of Default exists; and

(4)            in any transaction in which there is a Successor, the Issuer (or Successor) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, wind up, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indentures, if any, comply with this Indenture.

(b)            The Successor will succeed to, and be substituted for, Holdings, BKFS Holdings or the Issuer, as the case may be, under this Indenture, the Guarantees and the Notes, as applicable, and Holdings, BKFS Holdings or the Issuer, as the case may be, will automatically be released and discharged from its obligations under this Indenture and the Notes. Notwithstanding clause (3) of subsection (a) of this Section 5.01:

(1)            any Restricted Subsidiary may consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuer or any other Restricted Subsidiary;

(2)            the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reorganizing the Issuer in a State of the United States or the District of Columbia; and

(3)            Holdings, BKFS Holdings or the Issuer or any of its Subsidiaries may be converted into, or reorganized or reconstituted as a limited liability company, limited partnership or corporation organized or existing under the laws of a jurisdiction in the United States.

(c)            Except pursuant to Section 10.06, no Subsidiary Guarantor will, and the Issuer will not permit any such Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not Holdings, BKFS Holdings, the Issuer or such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person (other than the Issuer or any other Guarantor) unless:

(1)            such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor), or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is (x) a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any State thereof or the District of Columbia or (y) another Guarantor (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(2)            the Successor Person, if other than such Guarantor, the Issuer or another Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s related Guarantee, pursuant to supplemental indentures or other documents or instruments;

(3)            immediately after such transaction, no Event of Default exists under clauses (1), (2) or (6) of Section 6.01(a); and

(4)            in any transaction in which there is a Successor Person, the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indentures, if any, comply with this Indenture.

Notwithstanding the foregoing clause (4), no Officer’s Certificate or Opinion of Counsel will be required in respect of the Pending Mergers.

(d)            In the case of clause (1) of subsection (c) of this Section 5.01, the Successor Person will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer and any Guarantor may be converted into, or reorganized or reconstituted as a limited liability company, limited partnership or corporation organized or existing under the laws of a jurisdiction of the Unites States.

Section 5.02      Successor Substituted. Upon any consolidation, merger or wind up, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Holdings, BKFS Holdings or the Issuer, as the case may be, in accordance with Section 5.01, the Successor shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, wind up, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to Holdings, BKFS Holdings or the Issuer, as the case may be, shall refer instead to the Successor and not to Holdings, BKFS Holdings or the Issuer, as the case may be), and may exercise every right and power of Holdings, BKFS Holdings or the Issuer, as the case may be, under this Indenture with the same effect as if the Successor had been named as Holdings, BKFS Holdings or the Issuer as the case may be herein; provided that the predecessor Holdings, BKFS Holdings, or the Issuer, as the case may be, shall not be relieved from the obligation to pay the principal of and interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the applicable Holdings’, BKFS Holdings’ or the Issuer’s assets that meets the requirements of Section 5.01.

Article VI

DEFAULTS AND REMEDIES

Section 6.01      Events of Default.

(a)            An “Event of Default” wherever used herein, means any one of the following events with respect to the Notes:

(1)            default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on, the Notes;

(2)            default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3)            failure by Holdings, BKFS Holdings, the Issuer or any Restricted Subsidiary for (i) 60 days after receipt of written notice given to the Issuer by the Trustee or to the Issuer with a copy to the Trustee by the Holders of not less than 30% in principal amount of the Notes then outstanding to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above or in subclause (ii) of this clause (3)) contained in this Indenture or the Notes or (ii) 270 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the Notes then outstanding to comply with Section 4.03;

(4)            default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Holdings, BKFS Holdings, the Issuer or any of its Significant Subsidiaries or the payment of which is guaranteed by Holdings, BKFS Holdings, the Issuer or any of its Significant Subsidiaries, other than Indebtedness owed to Holdings, BKFS Holdings, the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(A)            such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(B)            (ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100.0 million or more at any one time outstanding;

(5)            The failure to consummate the Special Mandatory Redemption, to the extent required by Section 3.09;

(6)            Holdings, BKFS Holdings, the Issuer or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)            commences proceedings to be adjudicated bankrupt or insolvent;

(ii)            consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii)            consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv)            makes a general assignment for the benefit of its creditors; or

(v)            generally is not paying its debts as they become due;

(7)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against Holdings, BKFS Holdings, the Issuer or any Significant Subsidiary in a proceeding in which the Issuer or any such Significant Subsidiary is to be adjudicated bankrupt or insolvent;

(ii)            appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Significant Subsidiary, or for all or substantially all of the property of Holdings, BKFS Holdings, the Issuer or any Significant Subsidiary; or (iii) orders the liquidation of the Issuer or any Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days; or

(8)            the Guarantee of Holdings, BKFS Holdings or any Significant Subsidiary that is a Guarantor shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any of Holdings, BKFS Holdings or any other Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture.

(b)            A Default under clauses (3) or (4) of Section 6.01(a) will not constitute an Event of Default until the Trustee or the Holders of 30% in principal amount of the outstanding Notes notify the Issuer of the Default and, with respect to clause (3) of Section 6.01(a), the Issuer does not cure such Default within the time specified in clause (3) of Section 6.01(a) after receipt of such notice.

(c)            If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then, at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another Default that resulted solely because of that Initial Default will also be cured without any further action. In addition, any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by Section 4.03 or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 6.02         Acceleration. If any Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01(a) with respect to Holdings, BKFS Holdings or the Issuer) occurs and is continuing under this Indenture, the Trustee by written notice to the Issuer or the Holders of at least 30% in principal amount of the then total outstanding Notes by written notice to the Issuer and the Trustee, may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal, premium, if any, and interest with respect to the Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) or (7) of Section 6.01(a) with respect to Holdings, BKFS Holdings or the Issuer, all outstanding Notes shall be due and payable without further action or notice.

Section 6.03         Other Remedies. Subject to the duties of the Trustee as provided for in Article VII, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04         Waiver of Defaults. Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder, except a continuing Default in the payment of interest on premium, if any, or on the principal of any Note held by a non-consenting Holder; and may rescind any acceleration and its consequences with respect to the Notes. In the event of any Event of Default specified in clause (4) of Section 6.01(a), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that:

(1)           the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2)           the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)           the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05         Control by Majority. Holders of a majority in principal amount of the total outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability (it being understood that the Trustee shall have no duty to determine whether such direction is prejudicial to the rights of the Holders).

Section 6.06         Limitation on Suits. Subject to Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(a)           such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b)           Holders of at least 30% in principal amount of the total outstanding Notes have requested in writing the Trustee to pursue the remedy;

(c)           Holders of the Notes have offered, and if requested, provided, the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against any loss, liability or expense;

(d)           the Trustee has not complied with such written request within 60 days after the receipt thereof and the offer of security or indemnity; and

(e)           Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07         Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08         Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, without the possession of any of the Notes or the production thereof in any proceeding related thereto, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (including without limitation any amounts due to the Trustee pursuant to Section 7.06).

Section 6.09         Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10         Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11         Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12         Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13         Priorities. If the Trustee or any Agent collects any money or property pursuant to this Article VI, it shall pay out the money and property in the following order:

(a)            to the Trustee, the Agents, their agents and attorneys for amounts due to such parties under this Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or any Agent and the costs and expenses of collection;

(b)            to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(c)            to the Issuer or to such party as a court of competent jurisdiction shall direct including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14         Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Article VII

TRUSTEE

Section 7.01         Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee nor shall any discretionary or permissive right or privilege of the Trustee set forth herein be construed as a duty or obligation; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculation or other facts stated therein).

(c)           The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)            Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01 and Section 7.02(f).

(e)            The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered, and if requested, provided, to the Trustee indemnity or security satisfactory to the Trustee, in its sole discretion, against any loss, liability or expense.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02         Rights of Trustee.

(a)            The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both, except as otherwise set forth herein. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)            The Trustee may act through its attorneys and agents and shall not be responsible for the conduct of any agent or attorney appointed with due care.

(d)            The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer. The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Issuer.

(f)            None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(g)            Except with respect to Section 4.01 if the Trustee is the Paying Agent, the Trustee shall have no duty to inquire as to the performance by the Issuer with respect to the covenants contained in Article IV. The Trustee shall not be deemed to have notice of any event, Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any such event, Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h)            In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k)           The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l)            The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the outstanding Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture, except for the Trustee’s own gross negligence or willful misconduct.

(m)          All of the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including as Agent and Custodian.

Section 7.03         Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties.

Section 7.04         Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05         Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall send to Holders of Notes a notice of the Default within 90 days after the Trustee’s receipt of notice of the occurrence of the Default. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 7.06         Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee, its officers, directors, employees and agents harmless against, any and all loss, damage, claims, liability, cost or expense (including, without limitation, attorneys’ fees and expenses and court costs) incurred by it (as evidenced in an invoice from the Trustee) in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including reasonable attorney’s fees and expenses and the other costs and expenses and court costs of enforcing this Indenture against the Issuer or any of the Guarantors (including this Section 7.06) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity, but failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

The obligations of the Issuer under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, including any termination or rejection hereof under any Bankruptcy Law, or the earlier resignation, removal or replacement of the Trustee.

To secure the payment obligations of the Issuer and the Guarantors in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture, or the earlier resignation, removal or replacement of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) or (7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07         Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee upon no less than 30 days’ advance written notice by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee upon no less than 30 days’ advance written notice if:

(a)           the Trustee fails to comply with Section 7.09;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08         Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.09         Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Article VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01         Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.02         Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under the Notes and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute such instruments as reasonably requested by the Issuer acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)            the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(b)            the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)            the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(d)            the provisions of this Section 8.02.

Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03         Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09 and 4.10 and clauses (3) and (4) of Section 5.01(a), Sections 5.01(b)(3) and 5.01(d) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and such Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(3), (4), (5), (6) (solely with respect to Holdings and Significant Subsidiaries) and (7) (solely with respect to Holdings and Significant Subsidiaries) shall not constitute Events of Default.

Section 8.04         Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(a)            the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient to pay the principal amount of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal amount, premium, if any, or interest on the Notes; provided, that in connection with any defeasance to a Redemption Date that would require the payment of the Applicable Premium, the amount deposited in respect of the Applicable Premium shall be sufficient for purpose of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the applicable Redemption Date (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the applicable Redemption Date. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee two Business Days prior to the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(b)            in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(i)            the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(ii)           since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)            in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)            no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(e)            such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Amended and Restated Credit Facilities or any other material agreement or instrument (other than this Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(f)            the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(g)            the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05         Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee in accordance with the provisions of such Notes and this Indenture, to the payment through the Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(b), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06         Repayment to Issuer. Subject to abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two (2) years after such principal, and premium or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or any Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.07         Reinstatement. If the Trustee or the Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Issuer makes any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

Article IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01         Without Consent of Holders of Notes. Notwithstanding Section 9.02, the Issuer, any Guarantor (with respect to a Guarantee or this Indenture) and the Trustee may amend or supplement this Indenture and any Guarantee or Notes without the consent of any Holder:

(1)           to cure any ambiguity, omission, mistake, defect or inconsistency, as set forth in an Officer’s Certificate provided to the Trustee;

(2)           to provide for certificated Notes in addition to or in place of uncertificated Notes;

(3)           to comply with Section 5.01;

(4)           to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders as required by this Indenture;

(5)           to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

(6)           to add covenants for the benefit of the Holders, to secure the Notes and the Guarantees or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7)           to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, in the event this Indenture is to be or has been qualified under the Trust Indenture Act;

(8)           to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or a successor paying agent thereunder pursuant to the requirements thereof;

(9)           to add a Guarantor or co-obligor under this Indenture or to release any Guarantor or Guarantee if at the time of such release such Guarantor is not required by this Indenture to be a Guarantor;

(10)         to conform the text of this Indenture, Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in such “Description of Notes” section was intended to be a substantially verbatim recitation of a provision of this Indenture, Guarantee or Notes;

(11)         to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(12)         to provide for the issuance of Additional Notes in accordance with the terms of this Indenture.

Upon the request of the Issuer accompanied by resolutions of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee shall join with the Issuer and the Guarantors, as applicable, in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, and delivery of an Officer’s Certificate.

Section 9.02         With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 and Section 2.09 shall determine the Notes that are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuer accompanied by resolutions of its board of directors authorizing the execution of any such amended or supplemental indenture or waiver, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of the Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not, with respect to any Notes held by a non-consenting Holder:

(1)            reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2)            reduce the principal amount of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to Section 4.09 to the extent that any such amendment or waiver does not have the effect of reducing the principal of or changing the fixed final maturity of any such Note or altering or waiving the provisions with respect to the redemption of such Notes),

(3)            reduce the rate of or change the time for payment of interest on any Note;

(4)            waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5)            make any Note payable in money other than that stated therein;

(6)            make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7)            make any change in these amendment and waiver provisions (except pursuant to Section 9.01, which relates to amendments permitted without the consent of any Holders);

(8)            amend the contractual right of Holders expressly set forth in this Indenture or the Notes to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes on or after the due dates therefor;

(9)            subordinate the Notes to other Indebtedness of the Issuer or any Guarantor in a manner that would adversely affect the Holders; or

(10)         except as expressly permitted by this Indenture, modify the Guarantees of Holdings, BKFS Holdings or any Significant Subsidiary in any manner adverse in any material respect to the Holders of the Notes.

Section 9.03         Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.04         Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05         Trustee to Sign Amendments, etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment, supplement or waiver until its board of directors approves it. In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 12.02, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof. Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

Article X

GUARANTEES

Section 10.01       Guarantee. Each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of, interest and premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Guarantee issued by any Guarantor shall be a general unsecured senior obligation of such Guarantor and shall be pari passu in right of payment with all existing and future Senior Indebtedness of such Guarantor, if any.

Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02       Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03       Execution and Delivery. To evidence its Guarantee set forth in Section 10.01, each initial Guarantor hereby agrees that this Indenture has been executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture or any supplemental indenture in the form of Exhibit D hereto no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

Upon execution of a supplemental indenture to this Indenture by a new Guarantor substantially in the form attached as Exhibit D hereto, the Guarantee of such Guarantor set forth in this Indenture shall be deemed duly delivered, without any further action by any Person, on behalf of such Guarantor.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.10, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.10 and this Article X, to the extent applicable.

Section 10.04       Subrogation. Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 10.05       Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 10.06       Release of Guarantees. A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuer or the Trustee is required for the release of such Guarantor’s Guarantee, upon:

(a)            other than with respect to Guarantees of Holdings and BKFS Holdings, any sale, exchange or transfer (by merger, consolidation or otherwise) of (i) the Capital Stock of such Guarantor, after which such Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor to any Person other than Holdings or a Restricted Subsidiary, and otherwise in compliance with the applicable provisions of this Indenture;

(b)            other than with respect to Guarantees of Holdings and BKFS Holdings, the release or discharge from its obligations under its guarantees of payment of any Indebtedness of the Issuer or any Guarantor under the Amended and Restated Credit Facilities (it being understood that a release subject to a contingent reinstatement is still considered a release, and if any such Indebtedness of such Guarantor under the Amended and Restated Credit Facilities is so reinstated, such Guarantee shall also be reinstated);

(c)            other than with respect to Guarantees of Holdings and BKFS Holdings, the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture; or

(d)            the Issuer exercising its Legal Defeasance option or Covenant Defeasance option in accordance with Article VIII or the Issuer’s obligations under this Indenture being discharged in accordance with Article XI.

In the case of a release and discharge in accordance with the above, the Issuer shall deliver written notice to the Trustee of such release and discharge, but failure to so notify the Trustee shall not constitute a Default or Event of Default.

Article XI

SATISFACTION AND DISCHARGE

Section 11.01       Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect as to the Notes and the Guarantees (except for certain rights of the Trustee and the Issuer’s obligations in connection therewith that expressly survive), when either:

(1)            all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)            (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided that, upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purpose of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the applicable Redemption Date. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(b)            the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(c)            the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (a) of clause (2) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 shall survive.

Section 11.02       Application of Trust Money. Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, through any Paying Agent (including the Issuer acting as its own Paying Agent) to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Article XII

MISCELLANEOUS

Section 12.01       Notices. Any notice or communication by the Issuer, any Guarantor, the Trustee or any Paying Agent to the others is duly sent and given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

Black Knight InfoServ, LLC
c/o Black Knight, Inc.
601 Riverside Ave.
Jacksonville, Florida 32204
Attention: Chief Legal Officer

If to the Trustee:

Wells Fargo Bank, National Association
1 Independent Drive, Suite 620

Jacksonville, Florida 32202
Attention: Corporate Trust Services – Administration, Black
Knight InfoServ, LLC

The Issuer, any Guarantor, the Trustee or any Paying Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly sent and given: (i) at the time delivered by hand, if personally delivered; (ii) five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; (iii) when receipt is acknowledged, if transmitted electronically or by fax; (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; and (v) on the date sent to DTC, if given otherwise in accordance with the applicable procedures of DTC. Notwithstanding the foregoing, any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

Subject to the proviso in the third paragraph of this Section 12.01, if a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from the Depositary (or its designee), including by electronic mail in accordance with accepted practices at the Depositary.

The Trustee agrees to accept and act upon notice, instructions or directions sent by unsecured email, PDF, facsimile transmission or other similar unsecured electronic methods; provided that the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by unsecured email, PDF, facsimile or other similar unsecured electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such unsecured email, PDF, facsimile or other similar unsecured electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, damages, costs or expenses incurred or sustained by any party as a result of such reasonable reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party hereto agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions, reports, notices or other communications or information to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Section 12.02       Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:

(a)            An Officer’s Certificate (which shall include the statements set forth in Section 12.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)            An Opinion of Counsel (which shall include the statements set forth in Section 12.03) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided that such Opinion of Counsel shall not be required in connection with the issuance of the Initial Notes.

Section 12.03       Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:

(a)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d)            a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.04       Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.05       No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.06       Governing Law. THIS INDENTURE, THE NOTES AND THE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 12.07       Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.08       Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 12.09       No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or any of the Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10       Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 12.11       Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12       Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 12.13       Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14       Waiver of Immunity. To the extent that the Issuer or any Guarantor may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to or arising out of this Indenture, to claim for itself or its revenues, assets or properties immunity (whether by reason of sovereignty or otherwise) from suit, from the jurisdiction of any court (including but not limited to any court of the United States of America or the State of New York), from attachment prior to judgment, from set-off, from execution of a judgment or from any other legal process, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Issuer or such Guarantor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the extent permitted by law.

Section 12.15       USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

ISSUER:

BLACK KNIGHT INFOSERV, LLC

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Executive Vice President and General Counsel

GUARANTORS:

Black Knight, Inc.
Black Knight Lending Solutions, Inc.
Fidelity National Commerce Velocity, LLC
Black Knight Technologies, LLC
Black Knight IP Holding Company, LLC
Black Knight Data & Analytics, LLC
Black Knight Servicing Technologies, LLC
Black Knight Origination Technologies, LLC
Black Knight Financial Services, LLC

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Executive Vice President and General Counsel

[Signature page to Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee By:

By:	/s/ Patrick Giordano
Name: Patrick Giordano
Title: Vice President

[Signature page to Indenture]

Exhibit A

[Form of Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

BLACK KNIGHT INFOSERV, LLC

3.625% Senior Notes due 2028

CUSIP [●]

ISIN [●]

[Initially]1 $[●]

No. [●]

Black Knight InfoServ, LLC, a Delaware limited liability company (the “Issuer”) promises to pay to [CEDE & CO.]1 [●]2, or its registered assigns, the principal sum of [●] DOLLARS ($[●]) [(or such other amount as set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto)]3 on September 1, 2028.

Interest Rate: 3.625% per annum

Interest Payment Dates: September 1 and March 1

Record Dates: [●] and[●]

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[Remainder of Page Intentionally Blank]

[1]	For Global Notes.

[2]	For Definitive Notes.

[3]	For Global Notes.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

BLACK KNIGHT INFOSERV, LLC

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee By:

Authorized Signatory

Dated: [ ].

[FORM OF REVERSE SIDE OF NOTE]

BLACK KNIGHT INFOSERV, LLC

3.625% Senior Notes due 2028

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. The Issuer promise to pay interest on the principal amount of this Note at 3.625% per annum from August 26, 2020 until maturity. The Issuer will pay interest semi-annually in arrears on September 1 and March 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) and no interest shall accrue on such payment by reason of such delay. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be March 1, 2021. The Issuer will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest, at a rate per annum that is otherwise applicable to this Note. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, as further described in the Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment. The Issuer will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the Record Date next preceding the relevant Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Issuer issued the Notes under an Indenture, dated as of August 26, 2020 (the “Indenture”), among the Issuer, the guarantors party thereto and the Trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its 3.625% Senior Notes due 2028. The Issuer shall be entitled to issue Additional Notes pursuant to, and subject to the conditions set forth in, the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. Optional Redemption; Offers to Repurchase. This Note is subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Notes or portion of a Note selected for redemption or tendered (and not validly withdrawn) for repurchase in connection with a Change of Control offer or other tender offer, except for the unredeemed portion of any Notes being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or tendered.

7. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

8. Amendment, Supplement and Waiver. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9. Defaults and Remedies. In the case of an Event of Default, as defined in the Indenture, arising from certain events of bankruptcy or insolvency with respect to Holdings or the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee by written notice to the Issuer or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes by written notice to the Issuer and the Trustee may declare all the then outstanding Notes to be due and payable immediately.

10. Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

12. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

Black Knight InfoServ, LLC

c/o Black Knight, Inc.

601 Riverside Ave.

Jacksonville, Florida 32204

Attention: Chief Legal Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’ legal name)

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint [●] to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: [●]

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this Note repurchased by the Issuer pursuant to Section 4.09 of the Indenture, check the following box: [ ]

If you want to elect to have only part of this Note repurchased by the Issuer pursuant to Section 4.09 of the Indenture, state the amount you elect to have repurchased:

$[●]

Date: [●]

Your Signature:

(Sign exactly as your name appears on the face of this Note)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $[●]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

* For Global Notes.

Exhibit B

Form of Certificate of Transfer

Black Knight InfoServ, LLC

c/o Black Knight, Inc.

601 Riverside Ave.

Jacksonville, Florida 32204

Attention: Chief Legal Officer

Wells Fargo Bank, National Association

1 Independent Drive, Suite 620

Jacksonville, FL 32202

Attn: Corporate Trust Services – Administration, Black Knight InfoServ, LLC

Facsimile: (866) 558-8345

Phone: (857) 504-2448

Email: patrick.giordano@wellsfargo.com

Re: 3.625% Senior Notes due 2028

Reference is hereby made to the Indenture, dated as of August 26, 2020 (the “Indenture”), among the Issuer, the guarantors party thereto and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[●] (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $[●] in such Note[s] or interests (the “Transfer”), to [●] (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the 40-day distribution compliance period (as defined in Regulation S), the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser of the Notes). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. [Reserved]

4. [_] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

(b) [_] such Transfer is being effected to the Issuer or a subsidiary thereof; or

(c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act, and in compliance with the prospectus delivery requirements of the Securities Act.

5. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:	[●]
Name: [●]
Title: [●]

Dated: [●]

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) [_] a beneficial interest in the:

(i) [_] 144A Global Note, or (ii) [_] Regulation S Global Note, or

(b) [_] a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) [_] a beneficial interest in the:

(i) [_] 144A Global Note, or (ii) [_] Regulation S Global Note, or (iii) [_] Unrestricted Global Note; or

(b) [_] a Restricted Definitive Note; or

(c) [_] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

Exhibit C

Form of Certificate of Exchange

Black Knight InfoServ, LLC

c/o Black Knight, Inc.

601 Riverside Ave.

Jacksonville, Florida 32204

Attention: Chief Legal Officer

Wells Fargo Bank, National Association

1 Independent Drive, Suite 620

Jacksonville, FL 32202

Attn: Corporate Trust Services – Administration, Black Knight InfoServ, LLC

Facsimile: (866) 558-8345

Phone: (857) 504-2448
Email: patrick.giordano@wellsfargo.com

Re: 3.625% Senior Notes due 2028

Reference is hereby made to the Indenture, dated as of August 26, 2020 (the “Indenture”), among the Issuer, the guarantors party thereto and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[●] (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $[●] in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

(a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

(a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [_] 144A Global Note or [_] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated.

[Insert Name of Owner]

By:	[●]
Name: [●]
Title: [●]

Dated: [●]

ANNEX A TO CERTIFICATE OF EXCHANGE

1. The Owner owns and proposes to exchange the following:

[CHECK ONE OF (a) OR (b)]

(a) [_] a beneficial interest in the:

(i) [_] 144A Global Note, or (ii) [_] Regulation S Global Note, or

(b) [_] a Restricted Definitive Note.

2. After the Exchange the Owner will hold:

[CHECK ONE]

(a) [_] a beneficial interest in the:

(i) [_] 144A Global Note, or (ii) [_] Regulation S Global Note, or (iii) [_] Unrestricted Global Note; or

(b) [_] a Restricted Definitive Note; or

(c) [_] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

Exhibit D

Form of Supplemental Indenture

to be Delivered by Subsequent Guarantors

[__________] Supplemental Indenture (this “Supplemental Indenture”), dated as of [__________], 20[__], among Black Knight InfoServ, LLC, a Delaware limited liability company (the “Issuer”), [__________] ([each, a] / [the] “Guaranteeing Subsidiary”) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 26, 2020, providing for the issuance of the Issuer’s 3.625% Senior Notes due 2028 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiar[y] / [ies] shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiar[y] / [ies] shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of the Holders of the Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. [Each of the] / [The] Guaranteeing Subsidiar[y] / [ies] hereby (a) jointly and severally agrees, along [with all the other Guaranteeing Subsidiaries and] with all existing Guarantors, to provide an unconditional Guarantee of the Notes on the terms set forth in the Indenture including but not limited to Article X thereof and (b) becomes a party to the Indenture as a Guarantor and, as such, will have the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

(3) No Recourse Against Others. No director, officer, employee, incorporator, member, partner or stockholder of [each of the] / [the] Guaranteeing Subsidiar[y] / [ies] shall have any liability for any obligations of the Issuer or the Guarantors (including the Guaranteeing Subsidiar[y] / [ies]) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

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(4) GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(5) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

(6) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

(8) Notices. All notices or other communications to the Guarantors shall be given as provided in Section 12.01 of the Indenture.

(9) Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

BLACK KNIGHT INFOSERV, LLC, as Issuer

By:
Name: [●]
Title: [●]

[●], as Guarantor

By:
Name: [●]
Title: [●]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name: [●]
Title: [●]

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